Exhibit 99.1
NEWS RELEASE

October 31, 2006	FOR IMMEDIATE RELEASE
ZAREBA SYSTEMS ANNOUNCES IT WILL SUSPEND PAYMENT OF ANNUAL DIVIDEND FOR 2006
Minneapolis — The board of directors of Zareba Systems, Inc. (NASDAQ:ZRBA) announced that it voted at its October 26, 2006 meeting to suspend payment of an annual dividend for 2006.
“With our focus on growth and investment in several new product initiatives, we determined that retaining funds rather than paying dividends is in the best long-term interests of Zareba Systems and its shareholders,” said Jerry Grabowski, president and chief executive officer.
About Zareba Systems, Inc.
Zareba Systems, Inc. is the world’s leading manufacturer of electronic perimeter fence systems for animal and access control, and through its subsidiary, Waters Medical Systems, Inc., is a global leader in kidney perfusion and oximetry devices. A Minnesota corporation since 1960, the Company’s corporate headquarters is located in Minneapolis, with manufacturing facilities in Rochester and Ellendale, Minn. Its Zareba Systems Europe subsidiary owns Rutland Electric Fencing Co., the largest manufacturer of electric fencing products in the United Kingdom. The corporate web site is located at www.ZarebaSystemsInc.com.
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Contact:
Jeff Mathiesen
763-551-1125